UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2019
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 30, 2019, BioRestorative Therapies, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  The following is a listing of the votes cast for and against, as well as abstentions, with respect to the matters voted upon at the Special Meeting.  At the Special Meeting, the Company’s stockholders (i) approved the Securities Purchase Agreement between the Company and Arena Investors LP, dated as of July 26, 2019, and the transactions contemplated thereby; and (ii) approved the Amended and Restated Exchange Agreements between the Company and each of John M. Desmarais and Tuxis Trust, dated as of July 26, 2019.

1.	Approval of the Securities Purchase Agreement between the Company and Arena Investors LP, dated as of July 26, 2019, and the transactions contemplated thereby:

For	9,865,381
Against	34,178
Abstentions	1,721
Broker Non-Votes	-0-

2.	Approval of the Amended and Restated Exchange Agreements between the Company and each of John M. Desmarais and Tuxis Trust, dated as of July 26, 2019:

For	9,864,013
Against	34,979
Abstentions	2,288
Broker Non-Votes	-0-

Item 7.01	Regulation FD Disclosure.
The Company has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time on and after September 6, 2019 in presentations about the Company’s business.  The Company may use the Presentation Materials in presentations to current and potential investors, lenders, creditors, insurers, vendors, customers, employees and others with an interest in the Company and its business.
The information contained in the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time.  The Presentation Materials speak as of the date of this Current Report on Form 8-K.  While the Company may elect to update the Presentation Materials in the future to reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so.  The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.  The presentation materials will also be posted in the Investor Relations section of the Company’s website, www.biorestorative.com for 90 days.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01.  Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Item 3.02	Unregistered Sales of Equity Securities.
Between August 30, 2019 and September 3, 2019, the Company repaid certain outstanding promissory notes in the aggregate amount of $262,076, inclusive of accrued interest and prepayment premiums.

On August 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $470,000 for aggregate cash proceeds of $420,000. The convertible notes bear interest at the rate of 12% per annum payable at maturity with original maturity dates in August 2020. The convertible notes and respective accrued interest are convertible into shares of the Company's common stock at the election of the respective holders at a fixed price of $1.00 per share for the first six months following the respective issue date, and thereafter at a conversion price generally equal to 58% of the fair value of the Company’s stock, subject to adjustment, until the respective notes have been paid in full.

Between September 3, 2019 and September 4, 2019, the Company issued an aggregate of 613,143 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $72,953, inclusive of accrued and unpaid interest.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019 and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1 Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: September 6, 2019	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer